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                                                                    EXHIBIT 99.2

                                 NO. 99-10249-B

PLASTIC PALLET PRODUCTION,             )        IN THE DISTRICT COURT
INC., PALWEB CORPORATION,              )
AND ONWARD, L.L.C.,                    )
                                       )
         PLAINTIFFS,                   )
                                       )
VS.                                    )        DALLAS COUNTY, TEXAS
                                       )
CHARTEX AG AND NEW INTER               )
HKB AG,                                )
                                       )
         DEFENDANTS.                   )        44TH JUDICIAL DISTRICT

                                DEFAULT JUDGMENT

         On this day, came on to be heard the above-entitled and numbered cause wherein Plastic Pallet Production, Inc. ("PPP"), PalWeb Corporation ("PalWeb"), and Onward, L.L.C. ("Onward") are Plaintiffs, and Chartex AG ("Chartex") and New Inter HKB AG ("NIH") are Defendants. The Plaintiff appeared by and through their attorney of record and announced ready for trial.

         The Defendants although duly and legally cited to appear and answer, failed to appear and answer and wholly made default.

         Citations were served according to law and returned to the Clerk where they remained on file for the time required by law. The Court has read the pleadings and the papers on file and is of the opinion that the Defendants by their default have admitted the allegations of Plaintiffs' Petition and that the cause of action is liquidated, and finds as follows:

         1. On or about September 18, 1997, Plaintiff PPP executed that certain Promissory Note (the "Note") in the original principal amount of $1,350,000.00, payable to the order of Defendant Chartex, and executed that certain Deed of Trust (the "Deed of Trust") dated September 18, 1997, which placed a lien on certain improved real property (the "Property") situated in Dallas County, Texas to secure payment of the Note, and such Deed of Trust was filed in Volume 97184, Page 00807, of the Deed Records of Dallas County, Texas. The Property is more particularly described on Exhibit "A" attached hereto and incorporated herein by reference for all purposes.

         2. Defendant Chartex did not advance PPP the sum of $1,350,000.00.

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         3.       Plaintiff PPP acquired title to the Property by Warranty Deed from Mack C. Long, Jr. dated September 18, 1997, and recorded in Volume 97184, Page 00795, of the Deed Records of Dallas County, Texas.

         4. On or about April 5, 1999, Plaintiff PPP sold and conveyed the Property to Plaintiff Onward by means of a Warranty Deed. Additionally, Plaintiff PPP has assigned its slander of title claim against Defendant Chartex to Plaintiff Onward.

         5. The recording of the Deed of Trust by Defendant Chartex constitutes a slander of Plaintiff Onward's title to the Property. Plaintiff Onward has been damaged by Defendant Chartex's slander of Plaintiff Onward's title to the Property in that Plaintiff Onward has attempted to obtain a loan collateralized by the Property and has been unable to do so because of the lien of the Deed of Trust.

         6. Defendant Chartex was issued 1,000,000 shares of the common stock of Plaintiff PalWeb on January 9, 1998, allegedly as additional consideration for making the $1,350,000.00 loan to Plaintiff PPP, and Defendant Chartex was issued another 5,000,000 shares of the common stock of PalWeb on March 17, 1999, for suspending the interest accrual on the Note as of that date until December 31, 1999.

         7. Because of the wrongful filing and recording of the Deed of Trust by Defendant Chartex, Plaintiff Onward has been required to employ T. Alan Owen & Associates, P.C. to bring suit to remove such cloud on Plaintiff Onward's title to the Property.

         8. The actions of Defendant Chartex, as set forth in Plaintiffs' Original Petition, amount to the deliberate and intentional fraud upon Plaintiff PalWeb in a stock transaction, and are violations of Section 27.01, ET SEQ., of the Texas Business and Commerce Code.

         9. Defendant Chartex should be required to return to Plaintiff PalWeb the 6,000,000 shares of the common stock of Plaintiff issued to Defendant Chartex, represented by PalWeb Corporation Common Stock Certificate Nos. CEC 1557 (representing 1,000,000 shares) and CEC 1950 (representing 5,000,000 shares), and that the return of such stock may be accomplished by canceling the above listed stock certificates.

         10. The actions of Defendant Chartex, as set forth in Plaintiffs' Original Petition, amount to deliberate, intentional, and willful breach of contract by Defendant Chartex with respect to its failure to advance Plaintiff PPP the sum of $1,350,000.00 as called for in the Note. As a result, the Note should be cancelled.

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         11.      The actions of Defendant Chartex in connection with the
                  issuance of the 6,000,000 shares of PalWeb common stock to Defendant Chartex by Plaintiff PalWeb in consideration of Defendant Chartex's agreement and commitment to (i) loan Plaintiff PPP the sum of $1,350,000.00, and (ii) suspend the interest accrual on the Note from March 17, 1999 until December 31, 1999, amount to deliberate, intentional, and willful breach of contract by Defendant Chartex. This constitutes another reason that Defendant Chartex should be required to return PalWeb Corporation Common Stock Certificate Nos. CEC 1557 (representing 1,000,000 shares) and CEC 1950 (representing 5,000,000 shares) to Plaintiff PalWeb by canceling such stock certificates.

         12. Defendant NIH has made unsecured loan advances (the "Loan") to Plaintiff PPP that total $1,619,422.00. As additional consideration for making the $1,619,422.00 in loan advances, Defendant NIH was issued 7,413,384 shares of the common stock of Plaintiff PalWeb on January 9, 1998.

         13. Wolfgang Ullrich ("Ullrich") is the sole shareholder of both Defendant Chartex and Defendant NIH and Ullrich operates said Defendants solely for his own benefit and Defendants and Ullrich constitute a single business enterprise, carrying out a common business objective. Ullrich operates Defendants only to benefit his personal interests and to fraudulently conceal their common business objective, and Defendants acted as Ullrich's alter ego in connection with the PalWeb common stock (the "Stock") issued to Defendants.

         14. On September 16, 1999, the 101st District Court of Dallas County, Texas granted PalWeb a $20,000,000.00 Judgment against Ullrich. Plaintiff PalWeb has assigned to Plaintiff PPP $1,619,422.00 of its $20,000,000.00 Judgment against Ullrich.

         15. Plaintiff PPP is entitled to offset its $1,619,422.00 portion of the $20,000,000.00 Judgment against Ullrich, assigned to Plaintiff PalWeb, against the $1,619,422.00 loan claim that Defendant NIH has against Plaintiff PPP.

         16. Plaintiff PalWeb is entitled to levy execution on the retained portion of its $20,000,000.00 Judgment against Ullrich by claiming the 7,413,384 shares of PalWeb common stock held by Defendant NIH, valued at $0.10 per share ($741,338.40), and having such stock returned to Plaintiff PalWeb by canceling the stock certificates held by Defendant NIH, Certificate Nos. CEC 1568 (representing 4,540,979 shares) and CEC 1569 (representing 2,872,405 shares), and the return of such stock may be accomplished by canceling the stock certificates described above.

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         17.      Plaintiffs are entitled to recover from Defendants reasonable attorneys' fees in the amount of $20,000.00 for the trial of this cause, together with an additional $5,000.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Court of Appeals, together with an additional $10,000.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Supreme Court.

         IT IS, THEREFORE, ORDERED, ADJUDGED, and DECREED that PalWeb Corporation Common Stock Certificate Nos. CEC 1557 (representing 1,000,000 shares) and CEC 1950 (representing 5,000,000 shares), held by Defendant Chartex AG be returned to Plaintiff PalWeb by the cancellation of such stock certificates, and Plaintiff PalWeb's transfer agent, Continental Stock Transfer & Trust Company, New York, NY, is hereby ordered to cancel PalWeb Corporation Common Stock Certificate Nos. CEC 1557 (representing 1,000,000 shares) and CEC 1950 (representing 5,000,000 shares) that are currently R/N/O Chartex AG.

         IT IS FURTHER ORDERED ADJUDGED, and DECREED that that certain Deed of Trust executed by Plaintiff PPP for the benefit of Defendant Chartex, filed in Volume 97184, Page 00807, of the Deed Records of Dallas County, Texas is hereby declared to be void, canceled, and of no force and effect.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Defendant Chartex's claim of a debt owed by Plaintiff PPP in the amount of $1,350,000.00 is invalid, of no force and effect, and Plaintiff PPP owes nothing to Defendant Chartex, and that certain Promissory Note dated September 18, 1997, in the original principal amount of $1,350,000.00, executed by Plaintiff PPP, payable to the order of Defendant Chartex, is hereby declared to be void, canceled, and of no force and effect.

          IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Defendants Chartex and NIH are the alter ego of Ullrich, and with respect to dealings with Plaintiffs, Defendants and Ullrich constitute a single business enterprise, carrying out a common business objective.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Plaintiff PPP is entitled to offset its $1,619,422.00 portion of the $20,000,000.00 Judgment against Ullrich held by Plaintiff PalWeb, assigned to Plaintiff PPP by Plaintiff PalWeb, against the $1,619,422.00 loan claim that Defendant NIH has against Plaintiff PPP.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Plaintiff PalWeb is entitled to levy execution on the portion of the $20,000,000.00 Judgment against Ullrich retained by Plaintiff PalWeb by laying a claim against the 7,413,384 shares of PalWeb common stock held by Defendant NIH, valued at $0.10 per share ($741,338.40).

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         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that PalWeb Corporation
Common Stock Certificate Nos. CEC 1568 (representing 4,540,979 shares) and CEC 1569 (representing 2,872,405 shares), held by Defendant New Inter HKB AG, be returned to Plaintiff PalWeb by the cancellation of such stock certificates and Plaintiff PalWeb's transfer agent, Continental Stock Transfer & Trust Company, New York, NY, is hereby order to cancel PalWeb Corporation Common Stock Certificate Nos. CEC 1568 (representing 4,540,979 shares) and CEC 1569 (representing 2,872,405 shares) that are currently R/N/O New Inter HKB AG.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Plaintiffs PPP, PalWeb, and Onward have and recover of and from Defendants Chartex AG and New Inter HKB AG, jointly and severally, reasonable attorneys' fees in the amount of $20,000.00 for the trial of this cause, together with an addition $5,000.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Court of Appeals, together with an additional $10,000.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Supreme Court.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Plaintiffs PPP, PalWeb, and Onward have and recover of and from Defendants Chartex AG and New Inter HKB AG, jointly and severally, all costs of court.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that the award of attorneys' fees and costs of court awarded herein is part of the judgement hereby rendered.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Plaintiff is entitled to post-judgment interest at the rate of ten percent (10%) per annum.

         Plaintiff is further entitled to such writs and processes as may be necessary in the enforcement and collection of this judgment.

         SIGNED this 27th day of March, 2000.



                                                 /s/ M. Scott Kiliker
                                                 -------------------------------
                                                 PRESIDING JUDGE

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